Exhibit 10.5

EXECUTION COPY

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is entered into as of October 15, 2007 by and among United Stationers Supply Co., an Illinois corporation (the “Borrower”),  United Stationers Inc., a Delaware corporation (the “Parent”), and the other Subsidiaries of the Parent listed on the signature page hereto (together with the Borrower and the Parent, collectively, the “Initial Grantors,” and together with any additional Domestic Subsidiaries, whether now existing or hereafter formed which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as collateral agent (the “Collateral Agent”) for the Secured Parties.

PRELIMINARY STATEMENTS

WHEREAS, the Collateral Agent has entered into that certain Intercreditor Agreement, dated as of October 15, 2007, by and among the Collateral Agent and certain lenders identified and defined therein in connection with certain extensions of credit and financial accommodations to the Borrower (as the same may have been or may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Bank Credit Agreement and the Note Agreement and the Eligible Additional Senior Secured Documents (if in effect), among other things, evidence the Borrower’s outstanding obligations under the Bank Credit Agreement and the Note Agreement and the Eligible Additional Senior Secured Documents and provide, subject to the terms and conditions of the Bank Credit Agreement and the Note Agreement and the Eligible Additional Senior Secured Documents, for the making of advances, loans and other financial accommodations by certain of the Lenders to or for the benefit of the Borrower;

WHEREAS, the Parent owns all of the issued and outstanding capital stock of the Borrower and the Borrower owns, directly or indirectly, all or a majority of the issued and outstanding capital stock and other equity interests of each Grantor (other than the Parent or the Borrower); and such Grantors shall derive benefits, both direct and indirect, by the continued effectiveness of the Bank Credit Agreement and the Note Agreement and, if in effect, any Eligible Additional Senior Secured Documents;

WHEREAS, certain of the Grantors have entered into certain guarantees (the “Guarantees”) pursuant to which they have guaranteed, without limitation and with full recourse, the payment when due of the Obligations;

WHEREAS, each Grantor has granted a security interest in and lien upon its assets pursuant to that certain Pledge and Security Agreement, dated as of March 21, 2003, by and among the Borrower, the Parent, the Initial Grantors parties thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA, a national banking association having its principal office in Chicago, Illinois), as administrative agent (as amended, restated or otherwise modified as of the date hereof, the “Existing Security Agreement”) to secure the Secured Obligations under (and as defined in) the Bank Credit Agreement and the parties hereto intend (i) to amend and restate such Existing Security Agreement pursuant to the terms hereof and (ii) that this Security Agreement not constitute a novation thereof;

WHEREAS, it is a condition precedent to the continued effectiveness of the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, that each Grantor agree to amend and restate the Existing Security Agreement to re-evidence the grant of a security interest in and lien upon its assets to secure the Secured Obligations under the Bank Credit Agreement and to grant a security interest and lien upon its assets to secure the Secured Obligations under the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Document;

WHEREAS, the Lenders have required as a condition to the continued effectiveness of the Bank Credit Agreement and Note Agreement, and, if in effect, any Eligible Additional Senior Secured Document, that each Grantor execute and deliver this Security Agreement;

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.                              Terms Defined in Intercreditor Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement or, to the extent not defined therein, as defined in the Bank Credit Agreement.

1.2.                              Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

1.3.                              Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the New York UCC or in the PPSA, as applicable.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the New York UCC or in the PPSA, as applicable.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, Pledged Stock and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Commercial Tort Claims” means those certain currently existing commercial tort claims of any Grantor, including each commercial tort claim specifically described in Exhibit “E”.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

“Customer Advance Notes” shall mean customer advance notes not prohibited under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents.

“Default” means an event described in Section 5.1.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Documents” shall have the meaning set forth in Article 9 of the New York UCC.

“Equipment” shall have the meaning set forth in Article 9 of the New York UCC or in the PPSA, as applicable.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the New York UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC or the meaning of “intangibles” as set forth in the PPSA, as applicable.

“Instruments” shall have the meaning set forth in Article 9 of the New York UCC or in the PPSA, as applicable.

“Inventory” shall have the meaning set forth in Article 9 of the New York UCC or in the PPSA, as applicable.

“Investment Property” shall have the meaning set forth in Article 9 of the New York UCC.

“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Other Collateral” means any property of the Grantors, other than real estate, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Pledged Deposits, including, without limitation, all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Grantors other than real estate (subject to the limitations set forth in Article II).

“Paid in Full” means (i) the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations), (ii) the termination of all Commitments under the Bank Credit Agreement and (iii) the termination and/or cash collateralization of all Facility LCs, in each case, in accordance with the Bank Credit Agreement. The term “Payment in Full” shall have a correlative meaning.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Collateral Agent or to any Secured Parties as security for any Secured Obligation, and all rights to receive interest on said deposits.

“Pledged Stock” means, with respect to any Grantor, the shares of common and preferred stock (or other ownership interest) of each issuer identified in Exhibit “C” under the name of such Grantor and all other shares of capital stock (or other ownership interest) of whatever class of each such issuer, now or hereafter owned by such Grantor, and all certificates evidencing the same, and shall include, without limitation, all of the capital stock of the Parent’s Domestic Subsidiaries owned by such Grantor and the requisite percentage of the capital stock of all Material Foreign Subsidiaries required to be pledged pursuant to the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, and owned by such Grantor.

“PPSA” shall mean the Personal Property Security Act in effect from time to time in the Province of Ontario or such similar legislation in effect in any other Province of Canada, as applicable, as amended or supplemented from time to time.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means the “Obligations” under and as defined in the Intercreditor Agreement.

“Security” has the meaning set forth in Article 8 of the New York UCC or in the PPSA, as applicable.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the New York UCC.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

Notwithstanding the foregoing, the Collateral shall not include (i) (a) any Accounts, General Intangibles, Chattel Paper, Instruments, Documents or Investment Property which constitute Receivables subject to any Receivables Purchase Facility permitted under the Credit Agreement, the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, and (b) any Deposit Accounts maintained in accordance with the requirements of the applicable Receivables Purchase Facility into which collections and other amounts related to those items described in clause (i)(a) are deposited (collectively, the “Securitization Collateral”), (ii) any Property to the extent that such grant of a security interest is prohibited by any applicable law or governmental authority, requires a consent not obtained of any governmental authority pursuant to any applicable law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property, any applicable shareholder or similar agreement, except to the extent that such applicable law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iii) with respect to any shares of stock or other ownership interests in any first-tier Foreign Subsidiary, the excess over 65% of all of the voting shares of stock or equity interests in such Foreign Subsidiary, (iv) any stock or other ownership interests of any Subsidiary of any first-tier Foreign Subsidiary and (v) any shares of the Parent’s capital stock that have been repurchased by the Parent and held in treasury. The Collateral Agent’s security interest in any item constituting Securitization Collateral shall be released upon the sale, contribution or transfer thereof under the terms of the applicable Receivables Purchase Facility. Each of the Grantors acknowledges, for the purposes of the PPSA, that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the security interest in the Collateral and (iv) it has received a duplicate copy of this Security Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Collateral Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

3.1.                              Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.3, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. Financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit “D”, and the Collateral Agent has a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing under the applicable Uniform Commercial Code or PPSA, as applicable, subject to Liens permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Lender Documents to any Liens otherwise permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents (other than Permitted Priority Liens).

3.2.                              Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, material instrument or material agreement to which such Grantor is a party or is subject, or by which it, or its Property is bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, material instrument or material agreement (other than any Lien of the Collateral Agent on behalf of the Secured Parties).

3.3.                              Type and Jurisdiction of Organization. As of the date of the compliance certificate most recently delivered to the Collateral Agent pursuant to Section 6.1.3 of the Bank Credit Agreement in connection with the most recent annual financial statements of the Parent delivered pursuant to Section 6.1.1 of the Bank Credit Agreement  (such date being the “Reference Date”), the Borrower is a corporation organized under the laws of the State of Illinois; each of United Stationers Technology Services LLC and United Stationers Financial Services LLC is a limited liability company organized under the laws of the State of Illinois; the Parent is a corporation organized under the laws of the State of Delaware; and Lagasse, Inc. is a corporation organized under the laws of the State of Louisiana, in each case, except to the extent (x) such Person has been merged with or into any other Person in a transaction not prohibited by the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, or (y) such Person has complied with the requirements of Section 4.1.4 or (z) as to Persons other than the Company or the Parent, such Person has been sold or otherwise disposed of in a transaction permitted by the Lender Documents, and in each case, this representation shall be deemed amended to make reference to the correct Person, type of entity and/or jurisdiction, as applicable.

3.4.                              Principal Location. As of the Reference Date, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”; such Grantor has no other places of business except those set forth in Exhibit “A”.

3.5.                              Property Locations. As of the Reference Date, the Inventory, Equipment and Fixtures of each Grantor are located solely at the locations of such Grantor described in Exhibit “A”, except for such Inventory, Equipment or Fixtures which (i) are out for repair, (ii) have been sold or otherwise disposed of in accordance with the terms of the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, (iii) are in transit to a place described in Exhibit “A” or (iv) when taken together, have a net book value in the aggregate of $10,000,000 or less. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory or Equipment is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit “A”.

3.6.                              No Other Names. Except as set forth on Exhibit “A”, during the three year period prior to the date of this Security Agreement and from the date of this Security Agreement through and including the Reference Date, such Grantor has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date of this Security Agreement.

3.7.                              Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are correctly stated, in all material respects, in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or

Chattel Paper, as the case may be, and all records relating thereto, is genuine and in all material respects what it purports to be.

3.8.                              Filing Requirements. As of the Reference Date, none of the Equipment owned by such Grantor is covered by any certificate of title required to be delivered pursuant to Section 4.3.2, except for the vehicles described in Part A of Exhibit “B”. As of the Reference Date, none of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit “B” and (ii) patents, trademarks and copyrights held by such Grantor and described in Part C of Exhibit “B”.

3.9.                              No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Lender Documents to any Liens otherwise permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Indebtedness (other than Permitted Priority Liens).

3.10.                        Federal Employer Identification Number; State Organization Number. Such Grantor’s Federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State organization number is set forth on Exhibit “A”.

3.11.                        Pledged Securities and Other Investment Property. As of the Reference Date, Exhibit “C” sets forth a complete and accurate list of the Pledged Stock, and to the extent the same has a value in excess of $5,000,000 individually or $10,000,000 in the aggregate, Instruments, Securities and other Investment Property (to the extent the same do not constitute Cash Equivalent Investments or Customer Advance Notes) delivered to the Collateral Agent. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit “C” as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder. Each Grantor further represents and warrants that (i) all Pledged Stock which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Pledged Stock) duly and validly issued, are fully paid and non-assessable and constitute, as of the Reference Date, the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated on Exhibit “C” hereto and (ii) with respect to any certificates delivered to the Collateral Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction or in the PPSA, as applicable, as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated in accordance with Section 8.14, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated in accordance with Section 8.14 each such subsequent Grantor agrees:

4.1.                              General.

4.1.1  Compliance with Bank Credit Agreement and the Note Agreement and any Eligible Additional Senior Secured Documents. Each of the Grantors covenants that (i) so long as any Lender has any Commitment outstanding under the Bank Credit Agreement or any amount payable to it under the Bank Credit Agreement or any other Secured Obligations under the Bank Credit Agreement (other than contingent indemnity obligations) shall remain unpaid, it will, and, if necessary, will enable the Borrower and the Parent to, fully comply with those covenants and agreements of the Borrower and the Parent applicable to such Grantor set forth in the Bank Credit Agreement and (ii) so long as any Lender has any amount payable to it under the Note Agreement or any other Secured Obligations under the Note Agreement (other than contingent indemnity obligations) shall remain unpaid, it will, and, if necessary, will enable the Borrower and the Parent to, fully comply with those covenants and agreements of the Borrower and the Parent applicable to such Grantor set forth in the Note Agreement and (iii) so long as any Lender has any amount payable to it under any Eligible Additional Senior Secured Documents or any other Secured Obligations under any Eligible Additional Senior Secured Documents (other than contingent indemnity obligations) shall remain unpaid, it will, and if necessary, will enable the Borrower and the Parent to, fully comply with those covenants and agreements of the Borrower and the Parent applicable to such Grantor set forth in such Eligible Additional Senior Secured Documents.

4.1.2  Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Lender Documents to any Liens otherwise permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Indebtedness (other than Permitted Priority Liens). Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Collateral Agent herein. Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder. During the continuance of a Default the Borrower shall, upon the request of the Collateral Agent, provide a written summary of each property on which any Fixtures are located by any Grantor, including the legal description, county and street address of such property, together with the name and address of the record owner of each such property.

4.1.3  Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Lender Documents to any Liens otherwise permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Indebtedness (other than Permitted Priority Liens).

4.1.4  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will, except to the extent permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any applicable Eligible Additional Senior Secured Document:

(i)                                     preserve its existence and corporate structure as in effect on the date of this Security Agreement;

(ii)                                  not change its jurisdiction of organization;

(iii)                               not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and

(iv)                              not (a) have any Inventory, Equipment or Fixtures or proceeds or products thereof at a location other than a location specified in Exhibit “A”, except for such Inventory, Equipment or Fixtures which (W) are out for repair, (X) have been sold or otherwise disposed of in accordance with the terms of the Bank Credit Agreement and the Note Agreement, and, if in effect, any applicable Eligible Additional Senior Secured Document, (Y) are in transit to a place described in Exhibit “A” or (Z) when taken together, have an aggregate net book value of $10,000,000 or less, (b) change its name or taxpayer identification number or (c) change its mailing address, unless, in each such case, such Grantor shall have given the Collateral Agent not less than 15 Business Days’ (or such shorter time as to which the Collateral Agent and the Grantor shall agree) prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by such Grantor.

4.1.5  Other Financing Statements. No Grantor will suffer to exist, or sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement (i) authorized under Section 4.1.2 or (ii) filed to perfect a Lien permitted by the Bank Credit Agreement and the Note Agreement, and, if in effect, any applicable Eligible Additional Senior Secured Document; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Lender Documents to any Liens otherwise permitted under the Bank Credit Agreement and the Note Agreement, and, if in effect, any applicable Eligible Additional Senior Secured Document (other than Permitted Priority Liens).

4.2.                              Receivables.

4.2.1  Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense and in its ordinary course of business, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

4.2.2  Delivery of Invoices. Each Grantor will deliver to the Collateral Agent promptly upon its request after the occurrence and during the continuance of a Default duplicate invoices with respect to each Account owned by such Grantor and otherwise constituting Collateral hereunder bearing such language of assignment as the Collateral Agent shall specify.

4.2.3  Disclosure of Receivables. Upon the reasonable request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent copies of any periodic reports prepared with respect to Receivables in connection with any Receivables Purchase Facility.

4.3.                              Inventory and Equipment.

4.3.1  Bailment Agreements, Etc. With respect to each location (other than properties owned or leased by such Grantor) at which Inventory (other than catalogs) and/or Equipment with a net book value in excess of $10,000,000 is located, each Grantor shall deliver bailment agreements, warehouse receipts, financing statements or other documents reasonably satisfactory to the Collateral Agent to protect the Collateral Agent’s and the Secured Parties’ security interest in such Inventory and/or Equipment.

4.3.2  Titled Vehicles. Upon the occurrence and during the continuance of a Default, each Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title the net book value of which, when taken together with all other vehicles covered by a certificate of title owned by any Grantor, exceeds $10,000,000 in the aggregate, and deliver to the Collateral Agent, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Collateral Agent noted on any such certificate to eliminate such excess.

4.4.                              Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Pledged Stock, and, to the extent the same has a value in excess of $5,000,000 individually or $10,000,000 in the aggregate, originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist and other than those constituting Cash Equivalent Investments or Customer Advance Notes), (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Pledged Stock, and, to the extent the same has a value in excess of $5,000,000 individually or $10,000,000 in the aggregate, originals of Chattel Paper, Securities and Instruments constituting Collateral (other than those constituting Cash Equivalent Investments or Customer Advance Notes), (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify, and (iv) upon the Collateral Agent’s request, after the occurrence and during the continuance of a Default, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral. No Grantor shall permit any Person other than such Grantor or the Collateral Agent to maintain possession of any Customer Advance Note.

4.5.                              Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Collateral Agent (i) from time to time to cause each Subsidiary of the Parent that is an issuer (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor, and (ii) after the occurrence and during the continuance of a Default to cause the appropriate other issuers (and, if held with a securities intermediary, such securities intermediary) of any other uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor, in each case, to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. Each Grantor will use all commercially reasonable efforts, (i) at all times with respect to each Subsidiary of the Parent that is an issuer of Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, and (ii) after the occurrence and during the continuance of a Default with respect to all other Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.

4.6.                              Stock and Other Ownership Interests.

4.6.1  Changes in Capital Structure of Issuers. No Grantor will (i) permit or suffer any issuer of Pledged Stock owned by such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments, Securities or other Investment Property evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing, except to the extent not prohibited under the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents.

4.6.2  Issuance of Additional Securities. No Grantor will permit or suffer (i) any issuer of Pledged Stock that is a Guarantor to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor or (ii) any issuer of Pledged Stock that is not a Guarantor to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings unless such issuance is made or offered to each holder of such securities based on their proportionate holdings thereof.

4.6.3  Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registerable Collateral owned by such Grantor to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Requisite Lenders following the occurrence and during the continuance of a Default and without any further consent of such Grantor.

4.6.4  Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Collateral Agent or its nominee at any time during the continuance of a Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7.                              Deposit Accounts. Each Grantor will upon the Collateral Agent’s request during the continuance of a Default, (i) cause each bank or other financial institution in which it maintains (a) a Deposit Account which is Collateral to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent in order to give the Collateral Agent Control of such Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and/or (ii) deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Collateral Agent, transferring ownership of such Deposit Account to the Collateral Agent or transferring dominion and control over each such other deposit to the Collateral Agent until such time as no Default exists. In the case of deposits maintained with Banks, the terms of such letter shall be subject to the provisions of the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, regarding setoffs. The provisions of this Section shall not apply to (x) a deposit account for which the Collateral Agent or any other Bank is the depositary bank and is in automatic control thereof and (y) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor’s employees or any other trust accounts.

4.8.                              Letter-of-Credit Rights. Each Grantor will, upon the Collateral Agent’s request, use commercially reasonable efforts to cause each issuer of a letter of credit that constitutes

Collateral (other than letters of credit that constitute Supporting Obligations in respect of Collateral) having a face value in excess of $5,000,000, to consent to the assignment of proceeds of the letter of credit in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit.

4.9.                              Intellectual Property. If, after the date of this Security Agreement, any Grantor obtains rights to any  federally registered patent, trademark or copyright, or applies for or seeks federal registration of any new patentable invention, trademark or copyright, in addition to the patents, trademarks and copyrights described in Part C of Exhibit “B”, which are all of such Grantor’s federally registered patents, trademarks and copyrights as of the date of this Security Agreement, then such Grantor shall, on an annual basis or, after the occurrence and during the continuance of a Default, upon the request of the Collateral Agent, give the Collateral Agent notice thereof. Each Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Collateral Agent to modify this Security Agreement unilaterally by amending Part C of Exhibit “B” to include any future patents, trademarks and/or copyrights of which the Collateral Agent receives notification from such Grantor pursuant hereto.

4.10.                        Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a commercial tort claim belonging to such Grantor in respect of which such Grantor shall have filed a suit, and having, individually or together with all other such commercial tort claims, in such Grantor’s reasonable business judgment a value in excess of $10,000,000, that has arisen in the course of such Grantor’s business in addition to the commercial tort claims described in Exhibit “E”, which are all of such Grantor’s commercial tort claims as of the date of this Security Agreement, then such Grantor shall give the Collateral Agent prompt notice thereof, but in any event not less frequently than quarterly. Each Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence the grant of a security interest therein in favor of the Collateral Agent.

ARTICLE V

DEFAULT

5.1.                              Default. The occurrence of any “Actionable Default” under, and as defined in, the Intercreditor Agreement shall constitute a Default hereunder.

5.2.                              Acceleration and Remedies. In accordance with the terms of the Intercreditor Agreement, the Collateral Agent may, with the concurrence or at the direction of the Requisite Lenders, exercise any or all of the following rights and remedies:

5.2.1  Those rights and remedies provided in this Security Agreement, the Bank Credit Agreement, the Note Agreement, any Eligible Additional Senior Secured Documents, or any other Lender Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to a Default.

5.2.2  Those rights and remedies available to a secured party under the New York UCC or the PPSA, as applicable (whether or not the New York UCC or the PPSA applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3  Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.

5.2.4  Appoint by instrument in writing a receiver (which term as used in this Security Agreement includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any such receiver or agent.

5.2.5  Institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral.

5.2.6  Borrow for the purposes of carrying on the business of the Grantor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the security interest granted herein, to secure repayment.

The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state, Canadian provincial or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, has terminated by its respective terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Requisite Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.

5.3.                              Grantors’ Obligations Upon Default. Upon the request of the Collateral Agent during the continuance of a Default, each Grantor will:

5.3.1  Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent which is reasonably convenient to both parties.

5.3.2  Secured Party Access. Permit the Collateral Agent, to the extent such Grantor has the authority to do so, by the Collateral Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4.                              License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

5.5.                              Receiver’s Powers.

(a)                                  Any receiver appointed by the Collateral Agent shall be vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of each Grantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent or any other Secured Parties.

(b)                                 Any receiver appointed by the Collateral Agent shall act as agent for the Collateral Agent or any other Secured Parties for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for each Grantor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for each Grantor or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion. Each Grantor agrees to ratify and confirm all actions of the receiver acting as agent for each Grantor, and to release and indemnify the receiver in respect of all such actions.

(c)                                  The Collateral Agent, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, each Grantor or otherwise and shall not be responsible for any misconduct or negligence of the receiver.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

Each of the Secured Parties agrees that, except to the extent provided in Section 5.2, this Security Agreement may be enforced only by the actions of the Collateral Agent for the benefit of the Secured Parties, and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby (other than the right of setoff provided for in the Lender Documents). No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Requisite Lenders and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Domestic Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Collateral Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until the non-contingent Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1.                              Lockboxes. Upon request of the Collateral Agent after the occurrence and during the continuance of a Default, each Grantor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2.                              Collection of Receivables. The Collateral Agent may at any time after the occurrence and during the continuance of a Default, by giving each Grantor written notice, elect to require that the Receivables which are Collateral be paid directly to the Collateral Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, each Grantor shall thereafter hold in trust for the Collateral Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables which are Collateral and Other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

7.3.                              Special Collateral Account. The Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. If no Default is continuing, the Collateral Agent shall from time to time deposit the collected balances in said cash collateral account into the applicable Grantor’s general operating account with the Collateral Agent. If any Default has occurred and is continuing, the Collateral Agent may (and shall, at the direction of the Requisite Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4.                              Application of Proceeds. The proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Secured Obligations in accordance with the terms of Section 9 of the Intercreditor Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1.                              Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent agrees to distribute any proceeds of the sale of the Collateral in accordance with the terms and conditions of the Intercreditor Agreement, and each Grantor shall remain liable for any deficiency following the sale of the Collateral.

8.2.                              Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.3.                              Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 8.3. Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4.                              Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) to enforce payment of the Instruments, Accounts and Receivables which are Collateral in the name of the Collateral Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Lender Document), and each Grantor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement, under the Bank Credit Agreement or under the Note Agreement, or, if in effect, any Eligible Additional Senior Secured Documents. Notwithstanding the foregoing, such powers of attorney granted with respect to clause (ii) and clauses (iv) through (vii) above shall be exercisable by the Collateral Agent only after the occurrence and during the continuance of a Default.

8.5.                              Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.                              Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the non-contingent Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.7.                              Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents, and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Requisite Lenders.

8.8.                              Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein (other than pursuant to a transaction not prohibited by the Bank Credit Agreement and the Note Agreement, and, if in effect, any applicable Eligible Additional Senior Secured Documents), without the prior written consent of the Collateral Agent.

8.9.                              Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10.                        Taxes and Expenses. The Grantors shall reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses, costs and charges (including but not limited to reasonable outside attorneys’, auditors’ and accountants’ fees and receiver’s or agent’s remuneration) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including, to the extent permitted by the Bank Credit Agreement and the Note Agreement, and, if in effect, any applicable Eligible Additional Senior Secured Document, the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.11.                        Consent. Each Grantor hereby consents to the holding of any Pledged Stock by the Collateral Agent for and on behalf of each and every one of the Secured Parties. The Collateral Agent hereby acknowledges having received, as of the date hereof, evidence in writing of the security by the Grantor on the Pledged Stock and the share certificates in respect thereof.

8.12.                        Currency. All references in this Security Agreement to dollars, unless otherwise specifically indicated, are expressed in currency of the United States of America.

8.13.                        Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14.                        Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until terminated in accordance with Section 20 of the Intercreditor Agreement. Notwithstanding the foregoing, the security interests granted hereunder (and any Grantor’s obligations hereunder) shall be released in accordance with the provisions of Section 19 of the Intercreditor Agreement.

8.15.                        Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.16.                        CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17.                        Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Collateral Agent and the Secured Parties, and their respective successors, permitted assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature  (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Secured Parties is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement), except to the extent the same are caused by the gross negligence or willful misconduct of such Person or solely by reason of the Collateral Agent’s breach of the express terms of this Agreement.

8.18.                        Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior Payment in Full of all Secured Obligations (other than contingent indemnity obligations). Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Collateral Agent in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been Paid in Full. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events (other than any such events not prohibited by the Bank Credit Agreement and the Note Agreement, and, if in effect, any Eligible Additional Senior Secured Documents) being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been Paid in Full. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination or expiration of all Commitments of the Banks and Letters of Credit issued pursuant to the Bank Credit Agreement, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been Paid in Full, no Grantor will assign or transfer to any Person (other than the Collateral Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.

ARTICLE IX

NOTICES

9.1.                              Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 31 of the Intercreditor Agreement; and any such notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2.                              Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE COLLATERAL AGENT

JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Secured Parties hereunder pursuant to the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

ARTICLE XI

EXHIBITS

The Grantors may from time to time update the Exhibits to this Security Agreement in writing such that any representations and warranties made hereunder as of a particular Reference Date shall be made in reference to the Exhibits to this Security Agreement as in effect on such Reference Date. Notwithstanding the foregoing, to the extent any action or inaction resulting in a change to the information contained in  any Exhibit to this Security Agreement independently required compliance with any other provision of the Security Agreement (or the Bank Credit Agreement or the Note Agreement, or, if in effect, any Eligible Additional Senior Secured Documents), then the updating of the relevant Exhibit shall not relieve, waive or excuse the independent Default arising from such Grantor’s non-compliance with any such provision pertaining to the underlying action or inaction.

IN WITNESS WHEREOF, each of the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

UNITED STATIONERS INC.		UNITED STATIONERS TECHNOLOGY SERVICES LLC

By:	/s/ Brian S. Cooper
Name: Brian S. Cooper		By:	/s/ Brian S. Cooper
Title: Senior Vice President and Treasurer		Name: Brian S. Cooper
Title: Vice President and Treasurer

LAGASSE, INC.		UNITED STATIONERS SUPPLY CO.

By:	/s/ Brian S. Cooper	By:	/s/ Brian S. Cooper
Name: Brian S. Cooper		Name: Brian S. Cooper
Title: Vice President and Treasurer		Title: Senior Vice President, Treasurer and Assistant Secretary

UNITED STATIONERS FINANCIAL SERVICES LLC

By:	/s/ Brian S. Cooper
Name: Brian S. Cooper
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Sabir A. Hashmy
Name:Sabir A. Hashmy
Title:Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

The foregoing instrument was acknowledged before me this       day of                , 2007.

/s/ Cheryl Cromer

Notary Public

My commission expires:

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ANNEX I

to

SUBSIDIARY

SECURITY AGREEMENT

Reference is hereby made to the Amended and Restated Pledge and Security Agreement (the “Agreement”), dated as of October 15, 2007, made by each of United Stationers Supply Co., an Illinois corporation (the “Borrower”),  United Stationers Inc., a Delaware corporation (the “Parent”), and the other Subsidiaries of the Parent listed on the signature pages thereto (together with the Borrower and the Parent, collectively, the “Grantors”) (each an “Initial Grantor”, and together with any additional Domestic Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                                                   ] [corporation/limited liability company] agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by such Agreement as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof. [NAME OF NEW GRANTOR] represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Agreement. [NAME OF NEW GRANTOR] shall take all steps necessary to perfect, in favor of the Collateral Agent, a first-priority security interest in and lien against [NAME OF NEW GRANTOR]’s Collateral, including, without limitation, delivering all certificated Securities to the Collateral Agent, and taking all steps necessary to properly perfect the Collateral Agent’s interest in any uncertificated equity or membership interests.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [                                    ] [corporation/limited liability company] has executed and delivered this Annex I counterpart to the Agreement as of this                        day of                      ,       .

[NAME OF NEW GRANTOR]

By:
Title:

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